Exhibit 99.1

Argon ST, Inc. Announces First Quarter Fiscal 2008 Results

Company Selected By Northrop Grumman Mission Systems To Provide Subsystems For The U.S. Army Guardrail Modernization Program

Company Partners With Boeing Integrated Defense Systems For U.S. Navy EPX Pursuit

FAIRFAX, Va.--(BUSINESS WIRE)--Argon ST, Inc. (NASDAQ:STST), a leading developer of command, control, communications, computers, combat systems, intelligence, surveillance, and reconnaissance (C5ISR) systems, today reported results for the first fiscal quarter ended December 30, 2007.

  First quarter 2008 revenue of $74.3 million grew 23 percent compared to $60.4 million in the first quarter ended December 31, 2006
  Operating income for the first quarter was $6.8 million compared to operating income of $7.7 million for the corresponding quarter of the prior year
  Net income for the quarter was $4.3 million compared to $5.2 million in the first quarter of the prior year
  Adjusted EBITDA for the quarter was $9.6 million or 13 percent margin on revenue compared to Adjusted EBITDA of $10.1 million, or 16.7 percent margin on revenue in the first quarter of the prior year
  Bookings for the quarter were $56 million; backlog at the end of the quarter was $284 million

“We are satisfied with the progress we made during the quarter,” said Dr. Terry Collins, Chairman and Chief Executive Officer, Argon ST. “We grew revenue year over year and remained focused on program execution and achievement of our annual growth objectives.”

Continuing, Dr. Collins commented, “During the quarter we achieved several important milestones on our airborne reconnaissance programs. We continued our support to the U.S. Army Project Manager Aerial Common Sensors on a variety of enabling technology contracts. We are pleased to announce that we have recently been selected by Northrop Grumman Mission Systems, and approved by the U.S. Army, to provide our High Band COMINT subsystem to the Guardrail Modernization program. Work on this program is expected to commence in third quarter of fiscal year 2008. In addition, our support to NAVAIR PMA-290’s EP-3E program, which upgrades the Banshee subsystem for the EP-3E and utilizes our widely deployed LIGHTHOUSE SIGINT Architecture, is on track. Finally, as part of our airborne reconnaissance expansion strategy, we recently partnered with Boeing Integrated Defense Systems to pursue the Navy’s EPX program.”

“We continue to view 2008 with measured optimism,” said Dr. Collins. “The pipeline of opportunities is strong and we are working to expand our existing portfolio of products and services into new markets. As discussed during our last conference call, in 2008 we expect to see an increase in revenue compared to 2007 from cost reimbursable type contracts as we execute against backlog. We are encouraged by the fact that investments in past development efforts and investments in the diversification of our customer base and product lines made over the past couple of year are indeed paying off.”

Concluding, Dr. Collins said, “The progress we made this quarter together with our strong backlog and pipeline will serve as the foundation to provide solid results during fiscal 2008. We are re-affirming the guidance for 2008 given during last quarter’s report.”

First Quarter 2008 and 2007 Financial Highlights

Financial highlights from the first quarter 2008 and 2007 include:

(in millions except per share amounts)

	Q1 2008	Q1 2007
Revenue	74.3	60.4
Operating Income	6.8	7.7
Adjusted EBITDA (a)	9.6	10.1
Net Income	4.3	5.2
Earnings per share, fully diluted	0.19	0.23

Notes: (a) Denotes a non-GAAP financial measure. For important information about this measure please see below under “Non-GAAP Financial Measures” and Annex A, which provides a detailed reconciliation to GAAP measures of this item.

First Quarter Results

For the first quarter ended December 30, 2007 revenue was $74.3 million. This represents a 23 percent improvement over revenue of $60.4 million in the first quarter of the prior year.

Operating income for the quarter was $6.8 million. Operating income in the first quarter of the prior year was $7.7 million.

Adjusted EBITDA for the first quarter ended December 30, 2007 was $9.6 million or 13 percent margin on revenue. This compares to Adjusted EBITDA of $10.1 million, or 16.7 percent margin on revenue in the first quarter of the prior year.

Net income for the quarter was $4.3 million. Net income in the first quarter of the prior year was $5.2 million.

Fully diluted earnings per share for the quarter was $0.19 on 22.3 million shares and share equivalents. Fully diluted earnings per share in the first quarter of the prior year was $0.23 on 22.7 million shares and share equivalents.

2008 Guidance

For fiscal year of 2008, total revenues from the Company’s current operations are expected to be in the range of $325 million to $345 million. Operating income is expected to be between $29 and $34 million with Adjusted EBITDA between $41 and $46 million.

Non-GAAP Financial Measures

In addition to the Company’s financial results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP. The four measures and their definitions are:

  Non-GAAP Operating Income is defined as operating income on a GAAP basis excluding impairment of intangible assets and other one-time charges.
  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition related retention and excludes impairment of intangible asset and other one-time charges.
  Non-GAAP Net Income is defined as net income on a GAAP basis excluding impairment of intangible assets and other one-time charges
  Non-GAAP Net Income per fully diluted share is defined as fully diluted earnings per share on a GAAP basis excluding the per share impact of impairment of intangible assets and other one time charges.

These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future.

Specifically, management believes that the measures Non-GAAP Operating Income, Non-GAAP Net Income, and Non-GAAP Net Income per fully diluted share provide investors an important perspective on the Company's ongoing operations and provide additional insight into underlying business performance.

Management believes that the measure Adjusted EBITDA provides investors important information about the operating trends of the Company. Adjusted EBITDA excludes certain non-cash expenses, such as stock-based compensation expense, impairment of intangible assets and other expenses that management does not believe are reflective of ongoing operating results. Management uses Adjusted EBITDA to evaluate performance of its business operations.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included on Annex A of this press release.

Conference Call Information

Argon ST will be hosting a conference call and web cast for parties interested in further information about the Company’s performance during the first fiscal quarter ended December 30, 2007. The Company will conduct a conference call at 10:00 a.m. Eastern Time on Thursday, February 7, 2008.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866.362.5158. International callers should dial 617.597.5397. When prompted by the operator, provide conference passcode 23193933.

If you are unable to participate in the call at this time, a replay will be available for seven days starting on Thursday, February 7, 2008 at approximately Noon Eastern Time. To access the replay, dial 888.286.8010 and enter the passcode 43682635. International callers should dial 617.801.6888 and enter the same passcode 43682635.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties at the Company's website www.argonst.com. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call by accessing the same link.

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, and Reconnaissance (C5ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets. For news and information visit www.argonst.com.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward looking statements are subject to numerous risks and uncertainties, and our actual results could differ materially as a result of such risks and other factors. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2007), such risks and uncertainties include, but are not limited to: the availability of U.S. and international government funding for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, policies and budgets (including changes to respond to budgetary constraints and cost-cutting initiatives); the number and type of contracts and task orders awarded to the Company; the exercise by the U.S. government of options to extend the Company’s contracts; the Company’s ability to retain contracts during any rebidding process; the timing of Congressional funding on the Company’s contracts; any government delay in award or termination of the Company’s contracts and programs; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of contract deliverables; the Company’s ability to attract and retain qualified personnel, including technical personnel and personnel with required security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make; the competitive environment for defense and intelligence information technology products and services; general economic, business and political conditions domestically and internationally; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

ARGON ST, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share amounts)

	December 30, 2007	September 30, 2007
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$7,265	$22,965
Accounts receivable, net	111,031	95,639
Inventory, net	2,957	2,927
Deferred income tax asset	3,944	3,218
Prepaids and other	1,179	3,154
TOTAL CURRENT ASSETS	126,376	127,903
Property, equipment and software, net	24,636	22,822
Goodwill	172,372	170,192
Intangibles, net	5,334	5,760
Restricted cash	1,816	1,800
Other assets	905	1,168
TOTAL ASSETS	$331,439	$329,645

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$19,996	$23,796
Accrued salaries and related expenses	12,239	12,899
Deferred revenue	14,137	12,651
Other current liabilities	2,933	681
TOTAL CURRENT LIABILITIES	49,305	50,027
Deferred income tax liability, long-term	2,255	1,794
Deferred rent and other liabilities	2,807	2,988
Commitments and contingencies	-	-
STOCKHOLDERS' EQUITY
Common stock:
$.01 Par Value, 100,000,000 shares authorized, 22,598,439 and 22,561,639 shares issued at December 30, 2007 and September 30, 2007	226	226
Additional paid in capital	217,843	217,038
Treasury stock at cost, 824,145 and 674,145 shares at December 30, and September 30, 2007, respectively	(13,299)	(10,527)
Retained earnings	72,302	68,099
TOTAL STOCKHOLDERS' EQUITY	277,072	274,836
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$331,439	$329,645
ARGON ST, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (unaudited) (In thousands, except share and per share amounts)

	For the Fiscal Quarter Ended
	December 30, 2007	December 31, 2006

CONTRACT REVENUES	$74,266	$60,405

COST OF REVENUES	60,337	45,754

GENERAL AND ADMINISTRATIVE EXPENSES	5,457	4,727

RESEARCH AND DEVELOPMENT EXPENSES	1,700	2,216

INCOME FROM OPERATIONS	6,772	7,708

INTEREST INCOME, NET	120	330

INCOME BEFORE INCOME TAXES	6,892	8,038
PROVISION FOR INCOME TAXES	2,609	2,855
NET INCOME	$4,283	$5,183

EARNINGS PER SHARE (Basic)	$0.20	$0.23
EARNINGS PER SHARE (Diluted)	$0.19	$0.23

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	21,871,285	22,228,157
Diluted	22,252,225	22,724,450
ARGON ST, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (In thousands)

	Fiscal Quarter Ended
	December 30, 2007	December 31, 2006
Cash flows from operating activities
Net income	$4,283	$5,183
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,935	1,893
Deferred income tax expense (benefit)	(242)	276
Stock-based compensation	723	390
Bad debt expense	-	30
Loss on sale of equipment	-	2
Change in:
Accounts receivable	(15,489)	1,528
Inventory	(30)	(340)
Prepaids and other	1,278	5,745
Accounts payable and accrued expenses	(5,460)	(8,786)
Accrued salaries and related expenses	(660)	(939)
Other current liabilities	(113)	-
Deferred revenue	966	(8,962)
Income taxes payable	2,824	1,649

Net cash used in operating activities	(9,985)	(2,331)

Cash flows from investing activities
Acquisitions of property, equipment and software	(3,323)	(1,242)
Proceeds from note receivable and other	344	(55)

Net cash used in investing activities	(2,979)	(1,297)

Cash flows from financing activities
Purchase of treasury stock	(2,772)	-
Payments on capital leases	(46)	(18)
Tax benefit of stock option exercises	18	231
Proceeds from exercise of stock options	64	425

Net cash provided by (used in) financing activities	(2,736)	638

Net decrease in cash and cash equivalents	(15,700)	(2,990)
Cash and cash equivalents, beginning of period	22,965	33,498
Cash and cash equivalents, end of period	$7,265	$30,508
Supplemental disclosure
Income taxes paid	$7	$699
Interest expense paid	$7	$2
ANNEX A: ARGON ST, INC. AND SUBSIDIARIES NON-GAAP FINANCIAL INFORMATION (unaudited) (In thousands, except share and per share amounts)

	For the Fiscal Quarter Ended
	December 30, 2007	December 31, 2006

Operating income	$6,772	$7,708

Adjustments to operating income	-	-

Non-GAAP operating income	$6,772	$7,708

Net income	$4,283	$5,183
Provision for income taxes	2,609	2,855
Interest, net	(120)	(330)

Non-cash items:
Depreciation and Amortization	1,935	1,893
Stock-based compensation	723	390
Acquisition related retention compensation	200	100

Adjusted EBITDA	$9,630	$10,091

Net income	$4,283	$5,183

Adjustments to net income	-	-

Non-GAAP net income	$4,283	$5,183

Earnings per Share, diluted	$0.19	$0.23
Effect on EPS for adjustments to net income	-	-

Non-GAAP earnings per share, diluted	$0.19	$0.23

CONTACT:
Argon ST, Inc.
Investor Contact:
Aaron Daniels, 703-259-7291
ir@argonst.com
or
Media Contact:
Sarah Fram, 703-259-7377
sarah.fram@argonst.com